Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.0001 per share, of BiomX, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D, and for the completeness and accuracy of the information concerning itself contained therein.

In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of the date set forth below.

Dated: March 22, 2024

DEERFIELD MGMT V, L.P.
By:	J.E. Flynn Capital V, LLC, General Partner

By:	/s/ Jonathan Isler
Name:	Jonathan Isler
Title:	Attorney-in-Fact

DDEERFIELD PRIVATE DESIGN FUND V, L.P.
By:	Deerfield Mgmt V, L.P., General Partner
By:	J.E. Flynn Capital V, LLC, General Partner

By:	/s/ Jonathan Isler
Name:	Jonathan Isler
Title:	Attorney-In-Fact

DEERFIELD HEALTHCARE INNOVATIONS FUND II, L.P.
By:	Deerfield Mgmt HIF II, L.P., General Partner
By:	J.E. Flynn Capital HIF II, LLC, General Partner

By:	/s/ Jonathan Isler
Name:	Jonathan Isler
Title:	Attorney-in-Fact

DEERFIELD MGMT HIF II, L.P.
By:	J.E. Flynn Capital HIF II, LLC, General Partner

By:	/s/ Jonathan Isler
Name:	Jonathan Isler
Title:	Attorney-in-Fact

DEERFIELD MANAGEMENT COMPANY, L.P.
By:	Flynn Management LLC, General Partner

By:	/s/ Jonathan Isler
Name:	Jonathan Isler
Title:	Attorney-in-Fact

JAMES E. FLYNN

/s/ Jonathan Isler
Jonathan Isler, Attorney-in-Fact